UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2016

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 24, 2016, Berry Plastics Group, Inc. (the “Company”), held its  Annual Meeting of Stockholders at the Tropicana Executive Conference Center located at 450 NW Riverside Dr., Evansville, Indiana 47708 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved (i) the election of three returning directors to the Company’s Board of Directors (the “Board”), each for a term of three years, (ii) an advisory, non-binding vote, on the compensation of the Company’s Named Executive Officers identified in the Proxy Statement filed with the Securities and Exchange Commission on January 20, 2016 (the “Proxy Statement”), (iii) the ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending October 1, 2016 and (iv) the stockholder proposal requesting the Board of Directors take steps necessary to elect each Director annually.  The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement.

As of the record date for the Annual Meeting, there were 120,409,325 shares of common stock issued and outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 106,838,609 shares of common stock, or 88.7% of the issued and outstanding shares of common stock entitled to vote, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1:	Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Idalene F. Kesner	100,339,432	1,386,757	5,112,420
Carl J. (Rick) Rickertsen	98,165,537	3,560,652	5,112,420
Stephen E. Sterrett	98,203,266	3,522,923	5,112,420

Item 2:	Approval in an advisory, non-binding vote, of the compensation of the Company’s Named Executive Officers identified in the Proxy Statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,520,546	2,018,104	187,539	5,112,420

Item 3:	Ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending October 1, 2016

Votes For	Votes Against	Abstentions
106,568,333	263,492	6,784

Item 4:	Approval of the advisory stockholder proposal requesting the Board to take steps necessary to elect each Director annually

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,844,204	8,855,392	26,593	5,112,420

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

	By:	/s/ Jason K. Greene
February 25, 2016		Jason K. Greene
Executive Vice President and Chief Legal Officer